UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. ___)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 5, 2011
MIMEDX GROUP, INC.
(Exact name of registrant as specified in its charter)

Florida	000-52491	26-2792552

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

811 Livingston Court, Suite B Marietta, GA	30067

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (678) 384-6720
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
As previously disclosed on our Current Report on Form 8-K dated January 5, 2011 filed with the Securities and Exchange Commission on January 6, 2011, MiMedx Group, Inc., (“MiMedx” or the “Company”) completed its acquisition of Surgical Biologics, LLC, formerly owned by Membrane Products Holdings, LLC and OnRamp Capital Investments, LLC, headquartered in Kennesaw, Georgia. Surgical Biologics will operate as a wholly owned subsidiary of the Company.
The business and assets of Surgical Biologics, LLC, and the nature and amount of consideration given by us are described in our Form 8-K filed December 23, 2010 and in Exhibit 99.1 hereto, and those descriptions are incorporated herein by reference. We used our own funds for the cash portion of the acquisition. Prior to closing, no material relationship existed between us or our affiliates, officers and directors and their associates, on the one hand, and Surgical Biologics, LLC or its owners, on the other hand.
This Current Report on Form 8-K/A provides the historical financial statements and information required under Item 9.01(a). The pro forma financial information required under Item 9.01(b) will be filed at the time the Company files its Form 10-K. The aforementioned financial statements and pro forma information were not included in the Current Report on Form 8-K filed on January 6, 2011.
Item 9.01 Financial Statements and Exhibits
(a) Financial Statements of Business Acquired.
The consolidated financial statements, as of and for the years ended December 31, 2010 and 2009, including the notes to such financial statements and the report of the independent auditor thereon, are filed as Exhibit 99.1 herewith.

Exhibit Number	Description of Exhibit
99.1
The audited consolidated financial statements as of and for the years ended December 31, 2010 and 2009 for Surgical Biologics, LLC, including the notes to such financial statements and the report of the independent auditor thereon.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMEDX GROUP, INC.
Dated: March 14, 2011	By:	/s/: Michael J. Senken
Michael J. Senken, Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

Exhibit 99.1
The audited consolidated financial statements as of and for the years ended December 31, 2010 and 2009 for Surgical Biologics, LLC, including the notes to such financial statements and the report of the independent auditor thereon.

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